Exhibit 32.1

Section 1350 Certification of the Chief Executive and Chief Accounting Officer

Certification pursuant to 18 U.S.C. Section 1350

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Menzo D. Case, President and Chief Executive Officer, and Bonnie L. Morlang, Chief Accounting Officer, of Seneca-Cayuga Bancorp, Inc. (the “Company”), each certify in their capacity as an officer of the Company that he and she have reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2009 and that to the best of their knowledge:

1.	The report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

Date: May 13, 2009	/s/ Menzo D. Case	/s/ Bonnie L. Morlang
	Menzo D. Case	Bonnie L. Morlang
	President and Chief Executive Officer	Chief Accounting Officer

26